UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2010 (October 22, 2010)
GROUP 1 AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13461 (Commission File Number)	76-0506313 (I.R.S. Employer Identification No.)
800 Gessner, Suite 500
Houston, Texas 77024
(Address of principal executive offices) (Zip Code)
(713) 647-5700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On December 20, 2010, Group 1 Automotive, Inc. (the “Company” or “Group 1”) received a notice from the Plan Administrator of the Group 1 Automotive, Inc. 401(k) Savings Plan (the “Plan”) notifying the Company of a blackout period under the Plan, pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended. The blackout period began at 4:00PM Eastern Time on October 22, 2010 and ended at 12:40PM Eastern Time on November 12, 2010 (the “Blackout Period”). The Blackout Period was required due to a change in the recordkeepers for the Plan. During the Blackout Period, participants in the Plan were temporarily unable to change their contribution rates, request withdrawals or distributions, request new loans, or direct or diversify investments under the Plan.
On December 20, 2010, the Company sent a notice to its directors and executive officers informing them of the Blackout Period and the related Company common stock trading restrictions (including with respect to derivatives) that applied to them during the blackout period, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended.
A copy of the notice to the Company’s directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the Blackout Period and for a period of two years after the ending date of the Blackout Period, stockholders or other interested parties may obtain, without charge, information regarding the blackout period by contacting J. Brooks O’Hara, Vice President, Human Resources, Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, Texas 77024, or by telephone at (713) 647-5723.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Item
99.1	Notice to Directors and Executive Officers dated December 20, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 20, 2010

Group 1 Automotive, Inc.
By:	/s/ Darryl M. Burman
	Name:	Darryl M. Burman
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Item
99.1	Notice to Directors and Executive Officers dated December 20, 2010.